Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exagen Inc.
Vista, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2020, relating to the financial statements of Exagen Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP

San Diego, California
November 10, 2020